Exhibit 99.2


               iPayment Announces Launch of Exchange Offer for Its
                                  9 3/4% Notes


     NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 13, 2006--iPayment, Inc. today announced the launch of an offer to exchange all of its existing 9 3/4% Senior Subordinated Notes due 2014 (the "Notes") for new 9 3/4% Senior Subordinated Notes due 2014 (the "Exchange Notes"). The exchange offer will expire at 5:00 p.m. (New York time) on December 13, 2006, unless extended. The Exchange Notes are identical in all material respects to the existing Notes, except that the Exchange Notes have been registered with the Securities and Exchange Commission and are not subject to transfer restrictions and registration rights relating to the existing Notes.

     iPayment sold the existing Notes to institutional investors in a private placement that was exempt from registration under the U.S. Securities Act of 1933, as amended. In connection with that sale, iPayment agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to this exchange offer. After a review of the registration statement, the SEC declared the registration statement effective on November 9, 2006.

     This press release is not an offer to exchange new notes for existing notes, which we are making only through a prospectus. Copies of the prospectus and related documents may be obtained from Wells Fargo Bank, N.A., as exchange agent, c/o Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480, telephone: (800) 344-5128.

     iPayment, Inc. is a provider of credit and debit card-based payment processing services to approximately 140,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.


     CONTACT: iPayment, Inc.
              Chief Financial Officer:
              Clay Whitson, 615-665-1858, Ext. 115